EXHIBIT 10.1

                              ADVERTISING AGREEMENT
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THIS ADVERTISING AGREEMENT (the "Agreement") is made and entered into as of May
19, 2004 by and between AngelCiti Entertainment, Inc., a Nevada corporation, (hereinafter referred to as "AngelCiti") with an office at 9000 Sheridan Street, Suite 7, Pembroke Pines, FL 33024 and Corinth IV eirl with an address at Centro Colon, Octavo Piso, Saliendo de la Lavador, Mano Izqueirda, Puerta de Madera, San Jose, Costa Rica hereinafter referred to as (the "Consultant") (together the "Parties").

         WHEREAS, the Parties desire to formalize the terms and conditions under which Consultant shall provide consulting services to the AngelCiti.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contains, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.       TERM OF AGREEMENT AND RENEWAL.

         The Agreement shall remain in effect for one year beginning June 1, 2004 and continuing through May 31, 2005. This agreement may be extended for one year by AngelCiti, upon the same terms and conditions set forth herein by presenting the Consultant with written notice of such extension within 60 days of the end of the term of this Agreement.

2.       NATURE OF SERVICES TO BE RENDERED.

         Consultant shall provide the AngelCiti with marketing services for its online gaming operations for increasing traffic to AngelCiti licensee websites. Consultant shall place advertising on behalf of AngelCiti and perform such other activities designed to promote the AngelCiti licensee websites.

3.       COMPENSATION.

         For the consulting services provided during the term of the engagement, Consultant charges a one time up front fee of 8.5 million shares of registered stock at a $.0025 cost basis, representing the "Consulting Fee". The consulting services will be for a period of 1 year. ANGELCITI will issue to Consultant within 10 business days of signing the Consulting and Marketing Agreement receipt of the Consulting Fee. Payment shall be made as directed by the Consultant to various executives and/or employees of Consultant.


4.       BEST EFFORTS.

         It is understood that all of the efforts and services of Consultant will be on a "best efforts" basis only, and Consultant makes no representations or warranties.

5.       CONTRACTING AUTHORITY

         The parties acknowledge and agree that Consultant may subcontract or assign a portion of its obligations under this Agreement to other companies, entities, contractors, subcontractors, employees, agents and other persons (collectively, "third-party providers") as deemed appropriate in the sole discretion of Consultant. Provided, however that Consultant shall be solely responsible for paying the costs, fees and expenses of these third-party providers for unpaid costs, fees and expenses.

6.       INDEPENDENT CONTRACTOR

         Consultant shall in all respects hereunder be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the AngelCiti nor shall it be under the control or direction of the AngelCiti as in the case of an employee.

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7.       NON CIRCUMVENTION

         The parties agree that neither party will make any contract, contact, or otherwise be involved in any transaction with any entity introduced by the other party hereto without the permission of the introducing party.

8.       CONFIDENTIALITY

         The Parties hereto hereby agree to keep confidential all knowledge, techniques, and information of any related kind and agree not to reveal any information to anyone concerning knowledge which either party has derived from its relationship with the other party.

9.       OTHER ACTIVITIES OF CONSULTANT

         AngelCiti recognizes and acknowledges that Consultant now renders and may continue to render consulting services to other companies, which may or may not have policies, and conduct activities similar to those of AngelCiti.

10.      APPLICABLE LAW AND ARBITRATION

         This Agreement shall be interpreted and enforced in accordance with the laws of the state of California. Any controversy, claim or dispute arising out of or related to this Agreement shall be settled by arbitration under the auspices of, and in accordance with the rules then obtaining, of the American Arbitration Association in the city of Los Angeles.

11.      ENTIRE AGREEMENT

         This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transactions provided herein. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. This Agreement may not be changed, modified, altered or amended absent a writing specifically setting forth the same duly executed by all parties hereto.

12.      SEVERABILITY

         In the event any one or more of the provisions of this agreement shall for any reason be held invalid, illegal, or unenforceable, the remaining provisions of this agreement shall be unimpaired.

13.      NO AMENDMENT EXCEPT IN WRITING

         Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

14.      SURVIVAL

         Section 8 of this Agreement, entitled Confidentiality, shall survive the termination of this agreement.

15.      HEADINGS

         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

16.      COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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17.      BINDING EFFECT

         This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         In Witness whereof, the parties hereto have caused these presents to be executed by their proper corporate officers, thereunto duly authorized, as of the day and year first above written.

AngelCiti Entertainment, Inc.


s/George Gutierrez
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George Gutierrez
Chief Executive Officer

Corinth IV eirl


s/Lucia Shum
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Lucia Shum
President